Exhibit 99.1

Essent Group Ltd. Reports First Quarter 2020 Results & Declares Quarterly Dividend
HAMILTON, Bermuda--(BUSINESS WIRE)--May 8, 2020--Essent Group Ltd. (NYSE: ESNT) today reported net income for the quarter ended March 31, 2020 of $149.5 million or $1.52 per diluted share, compared to $127.7 million or $1.30 per diluted share for the quarter ended March 31, 2019.
Essent also announced today that its Board of Directors has declared a quarterly cash dividend of $0.16 per common share. The dividend is payable on June 12, 2020, to shareholders of record on June 2, 2020.
“While we are pleased with our strong financial results for the first quarter, our focus is now on facing a challenging business environment as a result of COVID-19,” said Mark Casale, Chairman and Chief Executive Officer. “We believe that the strength and sustainability of our buy, manage, and distribute operating model, as well as our strong balance sheet, capital and liquidity, has allowed us to enter these challenging times in a position of strength.”
Financial Highlights:

•	Insurance in force as of March 31, 2020 was $165.6 billion, compared to $164.0 billion as of December 31, 2019 and $143.2 billion as of March 31, 2019.

•	New insurance written for the first quarter was $13.5 billion, compared to $15.8 billion in the fourth quarter of 2019 and $11.0 billion in the first quarter of 2019.

•	Net premiums earned for the first quarter were $206.5 million, compared to $207.7 million in the fourth quarter of 2019 and $177.8 million in the first quarter of 2019.

•	The expense ratio for the first quarter was 20.3%, compared to 19.9% in the fourth quarter of 2019 and 23.1% in the first quarter of 2019.

•
The provision for losses and LAE for the first quarter was $8.1 million, compared to a provision of $10.9 million in the fourth quarter of 2019 and a provision of $7.1 million in the first quarter of 2019.

•	The percentage of loans in default as of March 31, 2020 was 0.83%, compared to 0.85% as of December 31, 2019 and 0.65% as of March 31, 2019.

•	The combined ratio for the first quarter was 24.2%, compared to 25.1% in the fourth quarter of 2019 and 27.1% in the first quarter of 2019.

•
Other income for the first quarter includes a $4.2 million loss for the change in the fair value of embedded derivatives in certain of our third-party reinsurance agreements, compared to a loss of $3.6 million in the fourth quarter of 2019 and a gain of $1.4 million in the first quarter of 2019.

•	The consolidated balance of cash and investments at March 31, 2020 was $3.8 billion, including cash and investment balances at Essent Group Ltd. of $279.8 million.

•
The combined risk-to-capital ratio of the U.S. mortgage insurance business, which includes statutory capital for both Essent Guaranty, Inc. and Essent Guaranty of PA, Inc., was 11.7:1 as of March 31, 2020.

•
On January 31, 2020, Essent's wholly-owned subsidiary, Essent Guaranty, Inc., announced it had obtained $495.9 million of fully collateralized excess of loss reinsurance coverage on mortgage insurance policies written by Essent in January through August 2019 from Radnor Re 2020-1 Ltd., a newly formed Bermuda special purpose insurer. Radnor Re 2020-1 Ltd. is not a subsidiary or an affiliate of Essent Group Ltd. Subsequent to the closing of the transaction with Radnor Re 2020-1 Ltd., Essent Guaranty, Inc. executed an excess of loss reinsurance transaction with a panel of third-party reinsurers for $55.1 million of reinsurance coverage on mortgage insurance policies written by Essent in January through August 2019.

•
On March 27, 2020, Essent borrowed $200 million from the revolving component of its credit facility. In addition to this borrowing, Essent had $225 million of term debt outstanding at March 31, 2020 and maintained $75 million of undrawn capacity under the revolving component of its credit facility.

Private Mortgage Insurer Eligibility Requirements (PMIERs) Update:

Consistent with the PMIERs which were effective September 27, 2018, Essent will apply a 0.30 multiplier to the risk-based required asset amount factor for each non-performing primary mortgage guaranty insurance loan backed by a property located in a Federal Emergency Management Agency (FEMA) Declared Major Disaster Area and that either 1) is subject to a forbearance plan executed in response to a FEMA Declared Major Disaster Area eligible for Individual Assistance, the terms of which are materially consistent with terms of forbearance plans offered by Fannie Mae or Freddie Mac, or 2) has an initial default date occurring up to either (i) 30 days prior to or (ii) 90 days following the COVID-19 pandemic event. In the case of the foregoing, the 0.30 multiplier shall be applied to the risk-based required asset amount factor for each non-performing primary mortgage guaranty insurance loan for no longer than 120 days from the initial default date absent a forbearance plan described in 1) above.

Approximately 97% of Essent’s outstanding primary mortgage insurance portfolio, as of March 31, 2020, has underlying properties located in FEMA Declared Major Disaster Areas eligible for Individual Assistance. Accordingly, the company believes that the majority of the non-performing loans that will be reported to the company subsequent to March 31, 2020, will fall into categories 1) and 2) above and receive the 0.30 multiplier in calculating the PMIERs required assets.

Conference Call:
Essent management will hold a conference call at 10:00 AM Eastern time today to discuss its results. The conference call will be broadcast live over the Internet at http://ir.essentgroup.com/investors/webcasts-and-presentations/event-calendar/default.aspx. The call may also be accessed by dialing 833-287-0797 inside the U.S., or 647-689-4456 for international callers, using passcode 1490696 or by referencing Essent.

A replay of the webcast will be available on the Essent website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 800-585-8367 inside the U.S., or 416-621-4642 for international callers, passcode 1490696.

In addition to the information provided in the company's earnings news release, other statistical and financial information, which may be referred to during the conference call, will be available on Essent's website at http://ir.essentgroup.com/investors/financial-information/quarterly-financial-supplements/default.aspx.

Forward-Looking Statements:
This press release may include “forward-looking statements” which are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," “should,” “expect,” "plan," "anticipate," "believe," “estimate,” “predict,” or "potential" or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: the impact of COVID-19 and related economic conditions; changes in or to Fannie Mae and Freddie Mac (the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices; failure to continue to meet the mortgage insurer eligibility requirements of the GSEs; competition for customers; lenders or investors seeking alternatives to private mortgage insurance; an increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration; decline in new insurance written and franchise value due to loss of a significant customer; decline in the volume of low down payment mortgage originations; the definition of "Qualified Mortgage" reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs; the definition of "Qualified Residential Mortgage" reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance; the implementation of the Basel III Capital Accord discouraging the use of private mortgage insurance; a decrease in the length of time that insurance policies are in force; uncertainty of loss reserve estimates; deteriorating economic conditions; our non-U.S. operations becoming subject to U.S. Federal income taxation; becoming considered a passive foreign investment company for U.S. Federal income tax purposes; and other risks and factors described in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on February 18, 2020, as subsequently updated through other reports we file with the Securities and Exchange Commission. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About the Company:
Essent Group Ltd. (NYSE: ESNT) is a Bermuda-based holding company (collectively with its subsidiaries, “Essent”) which, through its wholly-owned subsidiary, Essent Guaranty, Inc., offers private mortgage insurance for single-family mortgage loans in the United States. Essent provides private capital to mitigate mortgage credit risk, allowing lenders to make additional mortgage financing available to prospective homeowners. Headquartered in Radnor, Pennsylvania, Essent Guaranty, Inc. is licensed to write mortgage insurance in all 50 states and the District of Columbia, and is approved by Fannie Mae and Freddie Mac. Essent also offers mortgage-related insurance, reinsurance and advisory services through its Bermuda-based subsidiary, Essent Reinsurance Ltd. Essent is committed to supporting environmental, social and governance ("ESG") initiatives that are relevant to the company and align with the companywide dedication to responsible corporate citizenship that positively impacts the community and people served. Additional information regarding Essent may be found at www.essentgroup.com and www.essent.us.

Source: Essent Group Ltd.

Essent Group Ltd. and Subsidiaries
Financial Results and Supplemental Information (Unaudited)
Quarter Ended March 31, 2020

Exhibit A	Condensed Consolidated Statements of Comprehensive Income (Unaudited)
Exhibit B	Condensed Consolidated Balance Sheets (Unaudited)
Exhibit C	Historical Quarterly Data
Exhibit D	New Insurance Written
Exhibit E	Insurance in Force and Risk in Force
Exhibit F	Other Risk in Force
Exhibit G	Portfolio Vintage Data
Exhibit H	Reinsurance Vintage Data
Exhibit I	Portfolio Geographic Data
Exhibit J	Defaults, Reserve for Losses and LAE, and Claims
Exhibit K	Investments Available for Sale
Exhibit L	Insurance Company Capital
Exhibit M	Reconciliation of Non-GAAP Financial Measure - Adjusted Book Value per Share

		Exhibit A

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2020	2019
Revenues:
Direct premiums written	$205,980	$183,682
Ceded premiums	(14,237)	(6,038)
Net premiums written	191,743	177,644
Decrease in unearned premiums	14,753	147
Net premiums earned	206,496	177,791
Net investment income	20,633	19,880
Realized investment gains, net	3,135	660
Other income (loss)	(1,424)	2,195
Total revenues	228,840	200,526

Losses and expenses:
Provision for losses and LAE	8,063	7,107
Other underwriting and operating expenses	41,947	41,030
Interest expense	2,132	2,670
Total losses and expenses	52,142	50,807

Income before income taxes	176,698	149,719
Income tax expense	27,175	21,999
Net income	$149,523	$127,720

Earnings per share:
Basic	$1.53	$1.31
Diluted	1.52	1.30

Weighted average shares outstanding:
Basic	97,949	97,595
Diluted	98,326	98,104

Net income	$149,523	$127,720

Other comprehensive income (loss):
Change in unrealized (depreciation) appreciation of investments	(10,074)	38,366
Total other comprehensive (loss) income	(10,074)	38,366
Comprehensive income	$139,449	$166,086

Loss ratio	3.9%	4.0%
Expense ratio	20.3	23.1
Combined ratio	24.2%	27.1%

		Exhibit B

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
(In thousands, except per share amounts)	2020	2019
Assets
Investments
Fixed maturities available for sale, at fair value	$3,110,362	$3,035,385
Short-term investments available for sale, at fair value	595,165	315,362
Total investments available for sale	3,705,527	3,350,747
Other invested assets	75,380	78,873
Total investments	3,780,907	3,429,620
Cash	31,055	71,350
Accrued investment income	18,572	18,535
Accounts receivable	41,228	40,655
Deferred policy acquisition costs	15,147	15,705
Property and equipment	16,325	17,308
Prepaid federal income tax	261,885	261,885
Other assets	21,815	18,367

Total assets	$4,186,934	$3,873,425

Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and LAE	$73,341	$69,362
Unearned premium reserve	264,134	278,887
Net deferred tax liability	259,688	249,620
Credit facility borrowings, net of deferred costs	424,380	224,237
Other accrued liabilities	58,317	66,474
Total liabilities	1,079,860	888,580

Commitments and contingencies

Stockholders' Equity
Common shares, $0.015 par value:
Authorized - 233,333; issued and outstanding - 98,602 shares in 2020 and 98,394 shares in 2019	1,479	1,476
Additional paid-in capital	1,117,286	1,118,655
Accumulated other comprehensive income	46,113	56,187
Retained earnings	1,942,196	1,808,527
Total stockholders' equity	3,107,074	2,984,845

Total liabilities and stockholders' equity	$4,186,934	$3,873,425

Return on average equity (1)	19.6%	20.8%

(1) The 2019 return on average equity is calculated by dividing annualized year-to-date 2020 net income by average equity.  The 2019 return on average equity is calculated by dividing full year 2019 net income by average equity.

				Exhibit C
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2020	2019
Selected Income Statement Data	March 31	December 31	September 30	June 30	March 31
(In thousands, except per share amounts)
Revenues:
Net premiums written	$191,743	$196,493	$198,304	$188,404	$177,644

Net premiums earned (1)	206,496	207,671	203,473	188,490	177,791
Other revenues (2)	22,344	21,091	22,914	23,402	22,735
Total revenues	228,840	228,762	226,387	211,892	200,526

Losses and expenses:
Provision for losses and LAE	8,063	10,929	9,990	4,960	7,107
Other underwriting and operating expenses	41,947	41,231	41,588	41,520	41,030
Interest expense	2,132	2,218	2,584	2,679	2,670
Total losses and expenses	52,142	54,378	54,162	49,159	50,807

Income before income taxes	176,698	174,384	172,225	162,733	149,719
Income tax expense (3)	27,175	27,426	27,595	26,328	21,999
Net income	$149,523	$146,958	$144,630	$136,405	$127,720

Earnings per share:
Basic	$1.53	$1.50	$1.48	$1.39	$1.31
Diluted	1.52	1.49	1.47	1.39	1.30

Weighted average shares outstanding:
Basic	97,949	97,830	97,822	97,798	97,595
Diluted	98,326	98,376	98,257	98,170	98,104

Other Data:
Loss ratio (4)	3.9%	5.3%	4.9%	2.6%	4.0%
Expense ratio (5)	20.3	19.9	20.4	22.0	23.1
Combined ratio	24.2%	25.1%	25.3%	24.7%	27.1%

Return on average equity (annualized)	19.6%	20.1%	20.8%	20.9%	20.9%

(1) Net premiums earned also includes premiums earned on GSE and other risk share. See Exhibit F.
(2) Certain of our third-party reinsurance agreements contain an embedded derivative as the premium ceded under those agreements will vary based on changes in interest rates. Other revenues for the three months ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019 include unfavorable decreases of $4,200, $3,585 and $760 and favorable increases of $1,160 and $1,424, respectively, in the fair value of these embedded derivatives.

(3) Income tax expense for the three months ended March 31, 2020 and 2019 was reduced by $620 and $1,956, respectively, of excess tax benefits associated with the vesting of common shares and common share units during each period.

(4) Loss ratio is calculated by dividing the provision for losses and LAE by net premiums earned.
(5) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

				Exhibit C, continued
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2020	2019
Other Data, continued:	March 31	December 31	September 30	June 30	March 31
($ in thousands)

U.S. Mortgage Insurance Portfolio
Flow:
New insurance written	$13,549,299	$15,839,836	$18,719,876	$17,973,505	$10,945,307
New risk written	3,384,171	3,966,363	4,695,611	4,485,217	2,713,389

Bulk:
New insurance written	$151	$—	$6,133	$29,524	$55,002
New risk written	24	—	842	2,129	6,542

Total:
Average gross premium rate (6)	0.51%	0.51%	0.52%	0.51%	0.50%
Average net premium rate (7)	0.48%	0.49%	0.49%	0.49%	0.48%
New insurance written	$13,549,450	$15,839,836	$18,726,009	$18,003,029	$11,000,309
New risk written	$3,384,195	$3,966,363	$4,696,453	$4,487,346	$2,719,931
Insurance in force (end of period)	$165,615,503	$164,005,853	$160,962,192	$153,317,157	$143,181,641
Gross risk in force (end of period) (8)	$41,865,977	$41,402,950	$40,540,289	$38,531,090	$35,925,830
Risk in force (end of period)	$38,290,022	$38,947,857	$38,784,584	$37,034,687	$34,744,417
Policies in force	706,714	702,925	693,085	666,705	629,808
Weighted average coverage (9)	25.3%	25.2%	25.2%	25.1%	25.1%
Annual persistency	73.9%	77.5%	82.1%	84.8%	85.1%

Loans in default (count)	5,841	5,947	5,232	4,405	4,096
Percentage of loans in default	0.83%	0.85%	0.75%	0.66%	0.65%

Other Risk in Force
GSE and other risk share (10)	$1,100,966	$895,374	$849,184	$802,530	$771,175

Credit Facility
Borrowings outstanding	$425,000	$225,000	$225,000	$225,000	$225,000
Undrawn committed capacity	$75,000	$275,000	$275,000	$275,000	$275,000
Weighted average interest rate (end of period)	2.87%

(6) Average gross premium rate is calculated by dividing annualized premiums earned for the U.S. mortgage insurance portfolio, before reductions for premiums ceded under third-party reinsurance, by average insurance in force for the period.

(7) Average net premium rate is calculated by dividing annualized net premiums earned for the U.S. mortgage insurance portfolio by average insurance in force for the period.
(8) Gross risk in force includes risk ceded under third-party reinsurance.
(9) Weighted average coverage is calculated by dividing end of period gross risk in force by end of period insurance in force.
(10) GSE and other risk share includes GSE risk share and other reinsurance transactions. Essent Re provides insurance or reinsurance relating to the risk in force on loans in reference pools acquired by Freddie Mac and Fannie Mae.

					Exhibit D

Essent Group Ltd. and Subsidiaries
Supplemental Information
New Insurance Written: Flow

NIW by Credit Score
	Three Months Ended
	March 31, 2020		December 31, 2019		March 31, 2019
($ in thousands)
>=760	$5,655,716	41.8%	$6,486,486	40.9%	$4,470,503	40.8%
740-759	2,458,032	18.1	2,880,429	18.2	1,912,141	17.5
720-739	2,018,874	14.9	2,401,806	15.2	1,565,613	14.3
700-719	1,558,743	11.5	1,860,120	11.7	1,352,545	12.4
680-699	1,044,918	7.7	1,235,223	7.8	907,969	8.3
<=679	813,016	6.0	975,772	6.2	736,536	6.7
Total	$13,549,299	100.0%	$15,839,836	100.0%	$10,945,307	100.0%

Weighted average credit score	746		745		744

NIW by LTV
	Three Months Ended
	March 31, 2020		December 31, 2019		March 31, 2019
($ in thousands)
85.00% and below	$1,963,476	14.5%	$2,084,932	13.2%	$1,442,833	13.2%
85.01% to 90.00%	3,987,274	29.4	4,757,915	30.0	2,950,348	26.9
90.01% to 95.00%	5,685,880	42.0	6,771,196	42.7	4,659,337	42.6
95.01% and above	1,912,669	14.1	2,225,793	14.1	1,892,789	17.3
Total	$13,549,299	100.0%	$15,839,836	100.0%	$10,945,307	100.0%

Weighted average LTV	92%		92%		92%

NIW by Product
	Three Months Ended
	March 31, 2020		December 31, 2019		March 31, 2019
Single Premium policies		9.7%		10.4%		12.3%
Monthly Premium policies		90.3		89.6		87.7
		100.0%		100.0%		100.0%

NIW by Purchase vs. Refinance
	Three Months Ended
	March 31, 2020		December 31, 2019		March 31, 2019
Purchase		69.2%		71.8%		87.6%
Refinance		30.8		28.2		12.4
		100.0%		100.0%		100.0%

						Exhibit E

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance in Force and Risk in Force

Portfolio by Credit Score
IIF by FICO score	March 31, 2020		December 31, 2019		March 31, 2019
($ in thousands)
>=760	$68,385,363	41.3%	$68,123,523	41.5%	$61,191,185	42.7%
740-759	28,289,661	17.1	27,886,603	17.0	23,919,745	16.7
720-739	24,441,834	14.7	24,069,139	14.7	20,728,151	14.5
700-719	19,442,133	11.7	19,183,219	11.7	16,454,730	11.5
680-699	13,859,727	8.4	13,713,164	8.4	11,774,884	8.2
<=679	11,196,785	6.8	11,030,205	6.7	9,112,946	6.4
Total	$165,615,503	100.0%	$164,005,853	100.0%	$143,181,641	100.0%

Weighted average credit score	745		745		746

Gross RIF by FICO score	March 31, 2020		December 31, 2019		March 31, 2019
($ in thousands)
>=760	$17,138,596	40.9%	$17,082,683	41.3%	$15,303,364	42.6%
740-759	7,181,181	17.2	7,056,654	17.0	6,012,004	16.7
720-739	6,262,376	15.0	6,150,334	14.9	5,257,051	14.6
700-719	4,950,746	11.8	4,873,597	11.8	4,144,221	11.6
680-699	3,537,973	8.4	3,491,755	8.4	2,974,758	8.3
<=679	2,795,105	6.7	2,747,927	6.6	2,234,432	6.2
Total	$41,865,977	100.0%	$41,402,950	100.0%	$35,925,830	100.0%

Portfolio by LTV
IIF by LTV	March 31, 2020		December 31, 2019		March 31, 2019
($ in thousands)
85.00% and below	$17,304,231	10.5%	$17,128,008	10.5%	$15,581,861	10.9%
85.01% to 90.00%	47,063,180	28.4	46,771,386	28.5	42,045,657	29.3
90.01% to 95.00%	77,059,950	46.5	76,611,494	46.7	68,414,122	47.8
95.01% and above	24,188,142	14.6	23,494,965	14.3	17,140,001	12.0
Total	$165,615,503	100.0%	$164,005,853	100.0%	$143,181,641	100.0%

Weighted average LTV	92%		92%		92%

Gross RIF by LTV	March 31, 2020		December 31, 2019		March 31, 2019
($ in thousands)
85.00% and below	$1,997,845	4.8%	$1,977,361	4.8%	$1,797,794	5.0%
85.01% to 90.00%	11,322,131	27.0	11,249,383	27.2	10,083,981	28.1
90.01% to 95.00%	22,110,369	52.8	21,981,598	53.1	19,605,747	54.6
95.01% and above	6,435,632	15.4	6,194,608	14.9	4,438,308	12.3
Total	$41,865,977	100.0%	$41,402,950	100.0%	$35,925,830	100.0%

Portfolio by Loan Amortization Period
IIF by Loan Amortization Period	March 31, 2020		December 31, 2019		March 31, 2019
($ in thousands)
FRM 30 years and higher	$156,741,714	94.6%	$154,905,519	94.5%	$133,725,528	93.4%
FRM 20-25 years	2,829,876	1.7	2,854,560	1.7	2,912,323	2.1
FRM 15 years	3,230,148	2.0	3,300,715	2.0	3,335,714	2.3
ARM 5 years and higher	2,813,765	1.7	2,945,059	1.8	3,208,076	2.2
Total	$165,615,503	100.0%	$164,005,853	100.0%	$143,181,641	100.0%

					Exhibit F

Essent Group Ltd. and Subsidiaries
Supplemental Information
Other Risk in Force

	2020	2019
($ in thousands)	March 31	December 31	September 30	June 30	March 31
GSE and other risk share (1):
Premiums earned	$10,778	$9,867	$9,284	$8,622	$7,894

Risk in Force	$1,100,966	$895,374	$849,184	$802,530	$771,175

Weighted average credit score	746	745	746	748	747
Weighted average LTV	85%	85%	85%	85%	85%

(1) GSE and other risk share includes GSE risk share and other reinsurance transactions. Essent Reinsurance Ltd. ("Essent Re") provides insurance or reinsurance relating to the risk in force on loans in reference pools acquired by Freddie Mac and Fannie Mae.

												Exhibit G

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Vintage Data
March 31, 2020

					Insurance in Force
Year	Original Insurance Written ($ in thousands)	Remaining Insurance in Force ($ in thousands)	% Remaining of Original Insurance	Number of Policies in Force	% Purchase	>90% LTV	>95% LTV	FICO < 700	FICO >= 760	Incurred Loss Ratio (Inception to Date) (1)	Number of Loans in Default	Percentage of Loans in Default

2010 - 2014	$60,668,851	$9,744,199	16.1%	53,929	83.9%	68.5%	3.8%	12.2%	45.9%	2.6%	815	1.51%
2015	26,193,656	9,081,764	34.7	45,264	85.2	61.3	2.8	14.8	43.8	2.7	594	1.31
2016	34,949,319	17,593,372	50.3	81,241	84.7	59.6	7.2	13.5	45.7	2.9	890	1.10
2017	43,858,322	27,127,737	61.9	125,541	88.2	61.3	14.8	15.8	41.9	4.2	1,542	1.23
2018	47,508,525	32,032,954	67.4	140,687	92.5	63.0	19.1	15.9	39.5	5.9	1,390	0.99
2019	63,569,183	56,579,438	89.0	212,911	80.6	60.4	18.1	15.8	39.3	4.3	603	0.28
2020 (through March 31)	13,549,450	13,456,039	99.3	47,141	69.1	56.1	14.1	13.7	41.7	1.1	7	0.01
Total	$290,297,306	$165,615,503	57.1	706,714	84.1	61.1	14.6	15.1	41.3	3.4	5,841	0.83

(1) Incurred loss ratio is calculated by dividing the sum of case reserves and cumulative amount paid for claims by cumulative net premiums earned.

													Exhibit H

Essent Group Ltd. and Subsidiaries
Supplemental Information
Reinsurance Vintage Data
March 31, 2020
($ in thousands)
Excess of Loss Reinsurance
			Original Reinsurance in Force			Remaining Reinsurance in Force						Year-to-Date
Year	Remaining Insurance in Force	Remaining Risk in Force	ILN (1)	Other Reinsurance (2)	Total	ILN	Other Reinsurance	Total	Losses Ceded to Date	Original First Layer Retention	Remaining First Layer Retention	Earned Premiums Ceded	Reduction in PMIERs Minimum Required Assets (5)
2015 & 2016	$25,025,497	$6,762,026	$333,844	$—	$333,844	$244,105	$—	$244,105	$—	$208,111	$208,111	$1,838	$192,485
2017	26,279,318	6,665,183	424,412	165,167	589,579	280,180	165,167	445,347	—	224,689	221,852	3,353	241,513
2018	31,375,687	7,923,964	473,184	118,650	591,834	377,509	87,941	465,450	—	253,643	253,081	4,105	366,199
2019 (3)	34,916,398	8,826,958	495,889	55,102	550,991	495,889	55,102	550,991	—	215,605	215,605	2,489	462,024
Total	$117,596,900	$30,178,131	$1,727,329	$338,919	$2,066,248	$1,397,683	$308,210	$1,705,893	$—	$902,048	$898,649	$11,785	$1,262,221

Quota Share Reinsurance
						Year-to-Date
Year		Remaining Insurance in Force	Remaining Risk in Force	Remaining Ceded Insurance in Force	Remaining Ceded Risk in Force	Losses Ceded	Ceding Commission	Earned Premiums Ceded	Reduction in PMIERs Minimum Required Assets (5)
2019 & 2020	(4)	$34,268,944	$8,598,188	$7,542,999	$1,870,062	$98	$1,177	$2,452	$127,311

(1) Reinsurance provided by unaffiliated special purpose insurers through the issuance of mortgage insurance-linked notes ("ILNs").
(2) Reinsurance provided by panels of reinsurers.
(3) Reinsurance coverage on new insurance written from January 1, 2019 through August 31, 2019.
(4) Reinsurance coverage on 40% of eligible single premium policies and 20% of all other eligible policies written from September 1, 2019 through December 31, 2020.
(5) Represents the reduction in Essent Guaranty, Inc.'s Minimum Required Assets based on our interpretation of the PMIERs.

			Exhibit I

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Geographic Data

IIF by State
	March 31, 2020	December 31, 2019	March 31, 2019
CA	10.4%	10.0%	9.3%
TX	8.9	8.6	7.9
FL	8.0	7.9	7.4
WA	4.2	4.4	4.7
CO	3.8	3.7	3.4
IL	3.6	3.7	3.8
NJ	3.6	3.6	3.7
AZ	3.3	3.3	3.1
OH	3.3	3.4	3.3
NC	3.2	3.3	3.5
All Others	47.7	48.1	49.9
Total	100.0%	100.0%	100.0%

Gross RIF by State
	March 31, 2020	December 31, 2019	March 31, 2019
CA	10.1%	9.8%	9.0%
TX	9.2	8.9	8.1
FL	8.2	8.0	7.6
WA	4.2	4.4	4.7
CO	3.7	3.6	3.3
NJ	3.5	3.6	3.7
IL	3.5	3.5	3.7
AZ	3.3	3.2	3.1
OH	3.3	3.3	3.4
GA	3.2	3.3	3.5
All Others	47.8	48.4	49.9
Total	100.0%	100.0%	100.0%

			Exhibit J

Essent Group Ltd. and Subsidiaries
Supplemental Information
Defaults, Reserve for Losses and LAE, and Claims

Rollforward of Insured Loans in Default
	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Beginning default inventory	5,947	5,232	4,024
Plus: new defaults	3,933	3,826	2,918
Less: cures	(3,914)	(3,027)	(2,749)
Less: claims paid	(118)	(80)	(88)
Less: rescissions and denials, net	(7)	(4)	(9)
Ending default inventory	5,841	5,947	4,096

Rollforward of Reserve for Losses and LAE
	Three Months Ended
	March 31,	December 31,	March 31,
($ in thousands)	2020	2019	2019
Reserve for losses and LAE at beginning of period	$69,362	$61,436	$49,464
Less: Reinsurance recoverables	71	—	—
Net reserve for losses and LAE at beginning of period	69,291	61,436	49,464
Add provision for losses and LAE occurring in:
Current year	15,419	12,658	11,828
Prior years	(7,356)	(1,729)	(4,721)
Incurred losses and LAE during the period	8,063	10,929	7,107
Deduct payments for losses and LAE occurring in:
Current year	1	631	15
Prior years	4,110	2,443	3,072
Loss and LAE payments during the period	4,111	3,074	3,087
Net reserve for losses and LAE at end of period	73,243	69,291	53,484
Plus: Reinsurance recoverables	98	71	—
Reserve for losses and LAE at end of period	$73,341	$69,362	$53,484

Claims
	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Number of claims paid	118	80	88
Total amount paid for claims (in thousands)	$4,157	$2,922	$2,899
Average amount paid per claim (in thousands)	$35	$37	$33
Severity	77%	76%	78%

					Exhibit J, continued
Essent Group Ltd. and Subsidiaries
Supplemental Information
Defaults, Reserve for Losses and LAE, and Claims
U.S. Mortgage Insurance Portfolio

	March 31, 2020
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	3,043	52%	$15,128	23%	$170,374	9%
Four to eleven payments	2,140	37	30,493	45	114,135	27
Twelve or more payments	518	9	15,235	23	29,596	51
Pending claims	140	2	6,241	9	7,074	88
Total case reserves (1)	5,841	100%	67,097	100%	$321,179	21
IBNR			5,032
LAE			1,196
Total reserves for losses and LAE (1)			$73,325

Average reserve per default:
Case			$11.5
Total			$12.6

Default Rate	0.83%

(1) The U.S. Mortgage Insurance Portfolio reserves exclude reserves on GSE and other risk share at Essent Re of $16.

	December 31, 2019
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	3,310	56%	$15,793	25%	$177,238	9%
Four to eleven payments	2,035	34	28,006	44	108,743	26
Twelve or more payments	473	8	13,549	22	27,152	50
Pending claims	129	2	5,832	9	6,777	86
Total case reserves (2)	5,947	100%	63,180	100%	$319,910	20
IBNR			4,738
LAE			1,265
Total reserves for losses and LAE (2)			$69,183

Average reserve per default:
Case			$10.6
Total			$11.6

Default Rate	0.85%

(2) The U.S. Mortgage Insurance Portfolio reserves exclude reserves on GSE and other risk share at Essent Re of $179.

	March 31, 2019
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	2,172	53%	$11,374	23%	$117,607	10%
Four to eleven payments	1,492	36	23,599	48	80,842	29
Twelve or more payments	361	9	11,105	23	20,526	54
Pending claims	71	2	3,015	6	3,517	86
Total case reserves	4,096	100%	49,093	100%	$222,492	22
IBNR			3,682
LAE			709
Total reserves for losses and LAE			$53,484

Average reserve per default:
Case			$12.0
Total			$13.1

Default Rate	0.65%

				Exhibit K

Essent Group Ltd. and Subsidiaries
Supplemental Information
Investments Available for Sale

Investments Available for Sale by Asset Class
Asset Class	March 31, 2020		December 31, 2019
($ in thousands)	Fair Value	Percent	Fair Value	Percent
U.S. Treasury securities	$235,565	6.4%	$242,206	7.2%
U.S. agency securities	33,892	0.9	33,605	1.0
U.S. agency mortgage-backed securities	876,298	23.7	848,334	25.3
Municipal debt securities	419,688	11.3	361,638	10.8
Non-U.S. government securities	52,209	1.4	54,995	1.7
Corporate debt securities	879,503	23.7	880,301	26.3
Residential and commercial mortgage securities	275,532	7.4	288,281	8.6
Asset-backed securities	337,675	9.1	326,025	9.7
Money market funds	595,165	16.1	315,362	9.4
Total investments available for sale	$3,705,527	100.0%	$3,350,747	100.0%

Investments Available for Sale by Credit Rating
Rating (1)	March 31, 2020		December 31, 2019
($ in thousands)	Fair Value	Percent	Fair Value	Percent
Aaa	$2,177,097	58.7%	$1,817,905	54.2%
Aa1	109,937	3.0	109,122	3.3
Aa2	152,322	4.1	145,282	4.3
Aa3	200,368	5.4	159,599	4.8
A1	199,762	5.4	206,643	6.2
A2	199,109	5.4	183,780	5.5
A3	188,393	5.1	191,933	5.7
Baa1	227,067	6.1	232,490	6.9
Baa2	173,772	4.7	179,664	5.4
Baa3	43,374	1.2	65,119	1.9
Below Baa3	34,326	0.9	59,210	1.8
Total investments available for sale	$3,705,527	100.0%	$3,350,747	100.0%

(1) Based on ratings issued by Moody's, if available. S&P or Fitch rating utilized if Moody's not available.

Investments Available for Sale by Duration and Book Yield
Effective Duration	March 31, 2020		December 31, 2019
($ in thousands)	Fair Value	Percent	Fair Value	Percent
< 1 Year	$1,372,660	37.0%	$1,038,782	31.0%
1 to < 2 Years	508,923	13.7	306,148	9.1
2 to < 3 Years	402,111	10.9	348,708	10.4
3 to < 4 Years	330,719	8.9	361,147	10.8
4 to < 5 Years	298,753	8.1	443,382	13.2
5 or more Years	792,361	21.4	852,580	25.5
Total investments available for sale	$3,705,527	100.0%	$3,350,747	100.0%

Pre-tax investment income yield:
Three months ended March 31, 2020	2.51%

Net cash and investments at holding company, Essent Group Ltd.:
($ in thousands)
As of March 31, 2020	$279,778
As of December 31, 2019	$98,376

		Exhibit L

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance Company Capital

	March 31, 2020	December 31, 2019
($ in thousands)
U.S. Mortgage Insurance Subsidiaries:
Combined statutory capital (1)	$2,452,730	$2,335,828

Combined net risk in force (2)	$28,729,105	$29,460,191

Risk-to-capital ratios: (3)
Essent Guaranty, Inc.	12.1:1	13.1:1
Essent Guaranty of PA, Inc.	2.7:1	2.9:1
Combined (4)	11.7:1	12.6:1

Essent Reinsurance Ltd.:
Stockholder's equity (GAAP basis)	$1,005,038	$939,360

Net risk in force (2)	$10,589,736	$10,314,942

(1) Combined statutory capital equals the sum of statutory capital of Essent Guaranty, Inc. plus Essent Guaranty of PA, Inc., after eliminating the impact of intercompany transactions. Statutory capital is computed based on accounting practices prescribed or permitted by the Pennsylvania Insurance Department and the National Association of Insurance Commissioners Accounting Practices and Procedures Manual.

(2) Net risk in force represents total risk in force, net of reinsurance ceded and net of exposures on policies for which loss reserves have been established.
(3) The risk-to-capital ratio is calculated as the ratio of net risk in force to statutory capital.
(4) The combined risk-to-capital ratio equals the sum of the net risk in force of Essent Guaranty, Inc. and Essent Guaranty of PA, Inc. divided by the combined statutory capital.

Exhibit M
Essent Group Ltd. and Subsidiaries
Supplemental Information
Reconciliation of Non-GAAP Financial Measure - Adjusted Book Value per Share

We believe that long-term growth in Adjusted Book Value per Share is an important measure of our financial performance and is the basis for measures used to determine vesting on certain restricted stock granted to senior management under the Company’s long-term incentive plan. Adjusted Book Value per Share is a financial measure that is not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP) and is referred to as a non-GAAP measure. Adjusted Book Value per Share may be defined or calculated differently by other companies. Adjusted Book Value per Share is one measure used to monitor our results and should not be viewed as a substitute for those measures determined in accordance with GAAP.

Adjusted Book Value per Share is calculated by dividing Adjusted Book Value by Common Shares and Share Units Outstanding. Adjusted Book Value is defined as consolidated stockholders’ equity of the Company, excluding accumulated other comprehensive income (loss) plus the proceeds, if any, from the assumed exercise of all "in-the-money" options, warrants and similar instruments. Common Shares and Share Units Outstanding is defined as total common shares outstanding plus all equity instruments (including restricted share units and dividend equivalent units) issued to management and the Board of Directors and any "in-the-money" options, warrants and similar instruments. Accumulated other comprehensive income (loss) includes unrealized gains and losses that arise from changes in the market value of the Company’s investments. The Company does not view these unrealized gains and losses to be indicative of our fundamental operating performance. As of March 31, 2020, December 31, 2019 and March 31, 2019, the Company does not have any options, warrants and similar instruments outstanding.

The following table sets forth the reconciliation of Adjusted Book Value to the most comparable GAAP amount as of March 31, 2020, December 31, 2019 and March 31, 2019 in accordance with Regulation G:

(In thousands, except per share amounts)	March 31, 2020	December 31, 2019	March 31, 2019

Numerator:
Total Stockholders' Equity (Book Value)	$3,107,074	$2,984,845	$2,527,803

Subtract: Accumulated Other Comprehensive Income	46,113	56,187	9,373

Adjusted Book Value	$3,060,961	$2,928,658	$2,518,430

Denominator:
Total Common Shares Outstanding	98,602	98,394	98,364

Add: Restricted Share Units and Dividend Equivalent Units Outstanding	495	356	374

Total Common Shares and Share Units Outstanding	99,097	98,750	98,738

Adjusted Book Value per Share	$30.89	$29.66	$25.51